EXHIBIT 16 – Letter on Change in Certifying Accountant

January 24, 2008

Securities Exchange Commission

RE: East Fork Biodiesel, LLC

To Whom It May Concern:

Christianson & Associates, PLLP, was engaged to perform the audit of the financial statements of East Fork Biodiesel, LLC for the period from January 5, 2006 (date of inception) to March 31, 2006. We issued an unqualified opinion on the financial statements in our report dated April 17, 2006. We have not been engaged to perform any other audit services.

We have reviewed the exhibit to East Fork Biodiesel, LLC’s Form 10-SB below and agree with this disclosure.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Christianson & Associates, PLLP, Certified Public Accountants (Christianson), was our independent auditor since the company’s inception through March 31, 2006. Christianson’s reports on our financial statements have not contained any adverse opinion, disclaimer of opinion or modification. The decision to change auditors and dismiss Christianson was approved by our Board of Directors. There were no disagreements with Christianson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which, if not resolved to the former account’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. A copy of this disclosure has been provided to Christianson and we have received a response that Christianson agrees with this disclosure. McGladrey & Pullen, LLP, Certified Public Accountants, has been our independent registered public accounting firm since March 31, 2006. All financial statements in this document have been audited or reviewed by McGladrey & Pullen, LLP.

Respectfully,

Christianson & Associates, PLLP

By:

Title:	Partner

JOHN O. CHRISTIANSON. CPA	MARTI F. NIELAND. CPA
PRINCIPAL PARTNER	PARTNER
		P. 320-235-5937	302 5TH STREET SW
BRADLEY P. PEDERSON. CPA	JOEL G. GRATZ. CPA	F. 320-235-5962	WILLMAR. MN 56201
PARTNER	PARTNER	T. 888-852-5937	WWW.CHRISTIANSONCPA.COM

K N O W L E D G E.	E X P E R I E N C E.	V I S I O N.